FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
              FOURTH QUARTER AND FISCAL YEAR 2005 FINANCIAL RESULTS



                       Solid Fourth Quarter Revenue Growth
                               Positive Cash Flow

ATLANTA, GEORGIA, AUGUST 12, 2005 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand and real-time computing technology, today announced its results for the fourth quarter and fiscal year ended June 30, 2005.


Fourth  Quarter  Results:
-------------------------
In the fourth quarter of fiscal 2005, consolidated revenue for the company aggregated $21.5 million compared to $19.8 million in the third quarter of fiscal 2005, an increase of 8.2%, and compared to $14.1 million in the fourth quarter of fiscal 2004, an increase of 52.4%. The Company also achieved positive cash flow for the fourth quarter of fiscal 2005, generating $0.1 million. Revenue from Concurrent's on-demand product line totaled $11.7 million for the fourth quarter of fiscal 2005 compared to $9.3 million in the third quarter of fiscal 2005, an increase of 25.1%, and compared to $7.9 million in the fourth quarter of the prior year, an increase of 47.4%. Revenue from the company's real-time product line totaled $9.8 million for the fourth quarter of fiscal 2005 compared to $10.5 million in the third quarter of fiscal 2005, a decrease of 6.7%, and compared to $6.2 million in the fourth quarter of the prior year, an increase of 58.9%.


The net loss for the fourth quarter of fiscal 2005 was $1.1 million, or a loss of $0.02 per fully diluted share, compared to a net loss of $177,000, or breakeven per fully diluted share in the third quarter of fiscal 2005, and compared to a net loss of $7.5 million or $0.12 per fully diluted share in the fourth quarter of the prior year. The loss was due primarily to higher than planned operating expenses related to startup of an expanded sales and marketing effort, Sarbanes-Oxley 404 work, and severance charges due to a reduction in force.



For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

Fiscal  Year 2005 Results:
--------------------------
Company-wide revenue for fiscal year 2005 totaled $78.7 million compared to $79.2 million in fiscal year 2004, a decrease of less than 1.0%. For fiscal
2005, revenue from the company's on-demand product line totaled $40.0 million compared to $46.1 million in the prior year, a decrease of 13.2%, while revenue from the company's real-time product line totaled $38.7 million in fiscal year 2005 compared to $33.1 million in fiscal year 2004, an increase of 16.7%.

For fiscal year 2005, the company reported a net loss of $7.7 million or $0.12 per fully diluted share compared to a net loss of $5.7 million or $0.09 per fully diluted share for fiscal year 2004. The net loss for fiscal year 2004 includes gains of $3.1 million from the recovery of Concurrent's investment in Thirdspace. The company's cash and cash equivalents balance at June 30, 2005 was $19.9 million, including proceeds from a $3.0 million term loan executed in the quarter ended December 31, 2004, compared to a cash balance of $27.9 million at the end of fiscal 2004.

"Strong revenue growth in the fourth quarter indicates our increased sales efforts and quality initiative is beginning to take effect," said Gary Trimm, Concurrent's president and chief executive officer. "We believe we have restored customer confidence in our on demand products and services and our real time annual revenues have grown for the first time in many years. Operating expenses exceeded our target of $11 million per quarter, but we expect that subsequent quarters will be at or near that level. Compliance with the new Sarbanes-Oxley requirements has been an expensive and time consuming process, but we are nearly done," he added.

"While I am encouraged by the progress we have made to restructure the company and approach profitability during this last year, we are by no means complete and have a large slate of new initiatives to address in 2006. We have a strong suite of products and services to fuel the anticipated growth and we believe that the markets for on-demand and real-time will support growth. Our RedHawk Linux operating system is emerging as a leader in high-speed computing applications in military, government and many commercial applications such as finance, air traffic control, and numerous simulation systems. Through an expanded group of channel partners and OEM suppliers, we hope to establish RedHawk as the Operating System of choice for mission critical projects."

"In the on-demand market, Concurrent believes it can continue to gain new system wins and provide products and services for planned expansions of storage, streaming and content ingest in both North America and International markets. Our MediaHawk 4000 is a rock solid platform which we continue to enhance with software upgrades for new features and improved quality of service. Our focus will remain


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000 on providing the best in class reliability through the use of commercial off the shelf hardware. During 2006 we anticipate introducing a new line of higher density server /storage systems which will add RAM storage and streaming capability to the MediaHawk 4000 system. The intelligence built into these systems is derived from six years of real world experience across multiple settop and client platforms in over 100 installations serving over 25 million basic subscribers. Fully backward compatible with our existing installations, we believe the new products will add a new level of resilience, scalability and reliability while preserving existing investments," said Mr. Trimm.


As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its fourth quarter and fiscal 2005 results on August 12 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
          ------------


ABOUT CONCURRENT
Concurrent  (www.ccur.com)  is  a  global  leader in providing digital on-demand
             ------------
systems to the broadband industry and real-time computer systems for industry and government. Concurrent's on-demand systems are widely deployed worldwide by major broadband operators and provide a flexible, comprehensive, robust solution which is utilized within the domestic and international broadband cable, DSL, and IP-based markets. The company's powerful and scalable on-demand systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and process control for commercial and government markets. Concurrent has nearly four decades of experience in high-performance, on-demand, mission-critical solutions and provides its best of breed solutions through offices in North
America,  Europe,  Asia,  and  Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to operating expenses, anticipated growth in the markets for our on-demand and real-time products, and the performance of our MediaHawk 4000 platform. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000 and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 7, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


                                      # # #


Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

                        CONCURRENT COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                   JUNE 30.     MARCH 31,    JUNE 30,
                                                     2005         2005         2004
                                                 (UNAUDITED)   (UNAUDITED)
                                                 ------------  -----------  ----------
ASSETS
  Cash and cash equivalents                      $    19,880   $   19,828   $  27,928
  Trade accounts receivable, net                      16,577       18,349      10,192
  Inventories, net                                     5,071        6,694       9,617
  Prepaid expenses and other current assets            1,084        2,080       1,378
                                                 ------------  -----------  ----------
    Total current assets                              42,612       46,951      49,115


  Property, plant and equipment, net                   8,319        8,968      11,569
  Purchased developed computer software, net             823          871       1,013
  Goodwill                                            10,744       10,744      10,744
  Investment in minority owned company                   140          140         553
  Other long-term assets, net                          1,339        1,426       1,548
                                                 ------------  -----------  ----------

Total assets                                     $    63,977   $   69,100   $  74,542
                                                 ============  ===========  ==========

LIABILITIES
  Accounts payable and accrued expenses          $    12,055   $   14,398   $  12,069
  Notes payable to bank, current portion                 954          934           -
  Deferred revenue                                     6,692        6,825      10,668
                                                 ------------  -----------  ----------
    Total current liabilities                         19,701       22,157      22,737

  Long-term deferred revenue                           2,349        2,987       4,117
  Notes payable to bank, less current portion          1,583        1,828           -
  Other long-term liabilities                          1,991        2,174       1,962

STOCKHOLDERS' EQUITY
  Common stock                                           637          637         628
  Additional paid-in capital                         175,769      175,806     174,338
  Retained earnings (deficit)                       (136,455)    (135,371)   (128,712)
  Treasury stock                                           -            -         (42)
  Unearned compensation                               (1,562)      (1,574)       (351)
  Accumulated other comprehensive income (loss)          (36)         456        (135)
                                                 ------------  -----------  ----------
    Total stockholders' equity                        38,353       39,954      45,726
                                                 ------------  -----------  ----------

Total liabilities and stockholders' equity       $    63,977   $   69,100   $  74,542
                                                 ============  ===========  ==========

                                           CONCURRENT COMPUTER CORPORATION
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                   THREE MONTHS ENDED JUNE 30,      TWELVE MONTHS ENDED JUNE 30,
                                              ----------------------------------  ----------------------------------
                                                    2005              2004              2005              2004
                                                (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                              ----------------  ----------------  ----------------  ----------------
Revenues:
  Product revenues                            $        16,371   $         8,027   $        57,070   $        56,947
  Service revenues                                      5,111             6,069            21,615            22,288
                                              ----------------  ----------------  ----------------  ----------------
      Total revenues                                   21,482            14,096            78,685            79,235

Cost of sales:
  Product cost of sales                                 7,759             5,323            27,053            28,091
  Service cost of sales                                 2,952             3,316            12,856            12,422
                                              ----------------  ----------------  ----------------  ----------------
      Total cost of sales                              10,711             8,639            39,909            40,513
                                              ----------------  ----------------  ----------------  ----------------

Gross margin                                           10,771             5,457            38,776            38,722

Operating expenses:
  Sales and marketing                                   4,871             4,534            17,768            17,302
  Research and development                              4,449             5,536            18,748            20,000
  General and administrative                            2,573             3,071             9,717            10,071
  Gain on liquidation of foreign subsidiary                 -              (111)                -              (111)
                                              ----------------  ----------------  ----------------  ----------------
      Total operating expenses                         11,893            13,030            46,233            47,262
                                              ----------------  ----------------  ----------------  ----------------

Operating loss                                         (1,122)           (7,573)           (7,457)           (8,540)

Recovery (loss) of minority investment                      -                56              (313)            3,103
Other income (expense)                                   (302)              142              (231)              184
                                              ----------------  ----------------  ----------------  ----------------
Loss before income taxes                               (1,424)           (7,375)           (8,001)           (5,253)

Provision (benefit) for income taxes                     (340)              112              (272)              472
                                              ----------------  ----------------  ----------------  ----------------

Net loss                                      $        (1,084)  $        (7,487)  $        (7,729)  $        (5,725)
                                              ================  ================  ================  ================

Basic net loss per share                      $         (0.02)  $         (0.12)  $         (0.12)  $         (0.09)
                                              ================  ================  ================  ================

Diluted net loss per share                    $         (0.02)  $         (0.12)  $         (0.12)  $         (0.09)
                                              ================  ================  ================  ================

Basic weighted average shares outstanding              62,764            62,616            62,737            62,392
                                              ================  ================  ================  ================

Diluted weighted average shares outstanding            62,764            62,616            62,737            62,392
                                              ================  ================  ================  ================